UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2012, the Board of Directors of Albany Molecular Research, Inc. (the “Company”) promoted Dr. Steve Hagen to the position of Senior Vice President of Pharmaceutical Development and Manufacturing. In connection with this promotion, Dr. Hagen was awarded a promotional bonus in the amount of $100,000, which will be payable in October, 2012 and will be used to repay a portion of a mortgage on a home which was originally purchased when he relocated to Albany to accept employment at AMRI and which home is to be sold in October 2012. This promotional bonus will offset any bonus up to $100,000 that may be received by Dr. Hagen under the Company’s 2012 Non-Equity Incentive Plan Compensation Program, which is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 27, 2012. In the event that no such non-equity incentive plan bonus compensation is earned by or awarded to Dr. Hagen, he will not be required to repay the promotional bonus. In addition to the bonus, Dr. Hagen was awarded a base salary increase in an amount of 11.5%, bringing his annual base salary to $322,946. Following implementation of this base salary increase, Dr. Hagen will no longer receive any temporary base salary increase, as described in the Company’s Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2012	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Title: Vice President, General Counsel and Secretary